KAHZAM, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2008

KAHZAM, INC.

INDEX TO FINANCIAL STATEMENTS

HARRIS F. RATTRAY, C.P.A.
Certified Public Accountant

REPORT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTANT

The Board of Directors and Stockholders
Kahzam, Inc.

I have audited the accompanying balance sheet of Kahzam, Inc., at December 31, 2008 and 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2008 and 2007 and the period ended May 11, 2006 (date of formation) to December 31, 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kahzam, Inc. at December 31, 2008 and 2007, and the related statements of operations and cash flows for the years ended December, 31 2008 and 2007 and the period May 11, 2006 (date of formation) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

Harris F. Rattray CPA
HARRIS F. RATTRAY CPA
Pembroke Pines, Florida
April 28, 2009.

9680 Pines Boulevard • Pembroke Pines, Florida 33024 • 954-432-1632 • Fax 954-432-1634
Email: hrattraycpa@bellsouth.net • Website: www.rattraycpa.com

KAHZAM, INC.
BALANCE SHEET
(A Development Stage Company)

ASSETS	December 31, 2008	December 31, 2007
Current assets:		
Cash	$ 43	$ 4,912
Other current assets	9,684	14,011
Total current assets	9,727	18,923
Fixed assets:		
Equipment	411	457
Other assets, net	1,534	1,663
TOTAL ASSETS	$ 11,672	$ 21,043
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)		
Current Liabilities:		
Accrued expenses	$ 84	$ 5,334
Total Current Liabilities	84	5,334
Long Term Debt	39,800	39,800
Stockholders' Equity (Deficiency):		
Common stock, par value $2.00 per share authorized 100 shares; 200 shares issued and outstanding as of years December 31, 2008 and 2007	200	200
Deficit accumulated during the development stage	(28,412)	(24,291)
Total Stockholders' (Deficit)	(28,212)	(24,091)
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$ 11,672	$ 21,043

See notes to financial statements.

KAHZAM, INC.
STATEMENT OF OPERATIONS
(A Development Stage Company)

	Year ended December 31, 2008	Year ended December 31, 2007	Period May 11, 2006 (Date of formation) through December 31, 2008
Revenues	$ -	$ 16	$ 16
Cost and expenses:			
Programming	100	5,508	5,748
General and administrative	2,066	4,974	9,240
Marketing expense	-	243	10,795
Depreciation and amortzation	175	197	372
	2,341	10,922	26,155
Loss from operations	(2,341)	(10,906)	(26,139)
Interest expense	1,780	352	2,273
Loss before provision for income taxes	(4,121)	(11,258)	(28,412)
Provision for income taxes	-	-	-
Net loss	$ (4,121)	$ (11,258)	$ (28,412)
Loss per share - basic and diluted	$ (41)	$ (113)	$ (284)
Weighted average number of common shares outstanding - basic and diluted	100	100	

See notes to financial statements

KAHZAM, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
(A Development Stage Company)

	Common Stock No of shares	Common Stock Amount		Deficit Accumulated During Development Stage	Total
Common Stock issued for expenses less cost of issue	100	200	-	-	200
Net loss for the year				(13,033)	(13,033)
Balance, December 31, 2006	100	200	-	(13,033)	(12,833)
Net loss for the year				(11,258)	(11,258)
Balance, December 31, 2007	100	200		(24,291)	(24,091)
Net loss for the year				(4,121)	(4,121)
Balance, December 31, 2008	100	$ 200		$ (28,412)	$ 28,212)

See notes to financial statements.

KAHZAM, INC.
STATEMENT OF CASH FLOWS
(A Development Stage Company)

	Year ended December 31, 2008	Year ended December 31, 2007	Period May 11, 2006 (Date of Formation) through December 31, 2008
Cash flows from operating activities:			
Net loss	$ (4,121)	$ (11,258)	$ (28,412)
Adjustments to reconcile net loss to net cash used in operating activities:			-
Depreciation	-	197	197
Issuance of shares for services		-	-
Changes in operating assets		-	-
and liabilities:			(778)
(Decrease)/Increase in other current assets	4,327	(13,233)	(8,906)
(Decrease)/Increase in accrued expenses and accounts payable	(5,250)	5,330	84
Net Cash Used in Operating Activities	(5,044)	(18,984)	(37,815)
Cash flows from investing activities:			
Purchase of equipment	-	-	(654)
Other assets	-	(1,663)	(1,663)
	-	(1,663)	(2,317)
Cash flows from financing activities:			
Proceeds from issuance of common stock	-	-	200
Proceeds from borrowings	-	19,800	39,800
Net Cash Flows Provided by Financing Activities	-	19,800	40,000
Net Increase in cash	(5,044)	(827)	(132)
Cash - beginning of period	4,912	5,739	-
Cash - end of period	$ (132)	$ 4,912	$ (132)
Supplementary information:			
Cash paid during the year for:			
Interest	$ 1,780	$ 352	$ 2,273
Income taxes	$ -	$ -	$ -
Stock issued for services	$ -	$ -	$ -

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operation. Kahzam, Inc. (the "Company or "Kahzam"), a development stage company, was originally incorporated in Florida on May, 11 2006. The Company is focused on powering its affinity groups/communities of users, advertisers, publishers, and developers. Our focus includes the provision of internet services that are essential and relevant to these groups.

The Company is considered a development stage enterprise as defined in Financial Accounting Standards Board ("FASB") Statement No. 7, "Accounting and Reporting for Development Stage Companies". The Company has no revenue to date and there is no assurance the Company will achieve a profitable level of operations.

Use of Estimates. The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation. Depreciation of property and equipment is recorded using the straight-line method over the estimated useful lines of the relative assets, which range as follows:

Furniture & Fixtures	5-7 years
Office Equipment	5-7 years
Computer equipment	5 years
Leasehold improvements	15 years

The company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate.

Concentration of Credit Risk. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accrued expenses.

The Company's cash and cash equivalents are concentrated primarily in one bank in the United States. At times, such deposits could be in excess of insured limits. Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

Earnings (Loss) Per Share. Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the specified period. Diluted loss per common share is computed by dividing net loss by the weighted average number of common shares and potential common shares during the specified period. The Company has no potentially dilutive securities.

Evaluation of long-lived Assets. The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Income Taxes. Income taxes are not provided for in the financial statements since Kahzam, Inc. incurred a net loss for the years December 31, 2008 and 2007.

Fair Value of Financial Instruments. For financial instruments including cash and accrued expenses, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.

New Financial Accounting Standards. The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

2. GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss for the year ended December 31, 2008 of $3,946 and cumulatively since inception for the period May 11, 2006 to December 31, 2008 of $28,237. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support these operations. This raises substantial doubt about the Company's ability to continue as a going concern.

The Company is currently raising working capital to fund its operations via a private placement of common stock. The Company has raised $50,000 through January 31, 2009.

3. RELATED PARTY TRANSACTION.

Loan receivable from related parties total $7,184. These amounts will be repaid in 2009.

4. FIXED ASSETS

Equipment are stated at cost and depreciated on the straight-line method over their estimated useful lives of three to five years. Equipment consists of the following:

	December 31, 2008	December 31, 2007
Office equipment	$ 204	$ 204
Computer equipment	450	450
	654	654
Accumulated depreciation	243	179
Net	$ 411	$ 475

5. STOCKHOLDERS' EQUITY.

The Company has authorized 100 shares of $2.00 par value common stock, with 100 shares issued and outstanding.

6. COMMITMENTS and CONTINGENCIES.

The Company rents office space in Boca Raton, Florida under an annual lease that commenced in January 2009. The total rent for 2008 was $0. Future lease expenses are approximately $116,000 in 2009.

7. RECENT ACCOUNTING PRONOUNCENTS

In May 2007, the FASB issued FIN 48-1, *Definition of Settlement in FASB Interpretation No. 48* ("the FSP"), which provides guidance for determining whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. Under the FSP, a tax position could be effectively settled on completion of examination by a taxing authority is the entity does not intend to appeal or litigate the result and it is remote that the taxing authority would examine or re-examine the tax position. The Company does not expect that this interpretation will have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 141(R), "*Business Combinations,*" which replaces SFAS No. 141, "*Business Combinations,*" which establishes how an acquiring company recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed (including intangibles) and any non-controlling interests in the acquired entity. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect that this interpretation will have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, "*Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.*" SFAS No. 160 amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also amends certain of ARB 51's consolidation procedures for consistency with the requirements of SFAS No. 141(R). SFAS No. 160 is effective for fiscal years beginning December 15, 2008. The Company does not expect that this interpretation will have a material impact on its financial statements.